Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Ronald Paul
December 2, 2007	301-986-1800
rpaul@eaglebankmd.com

Eagle Bancorp, Inc. and Fidelity & Trust Financial Corporation Sign Definitive Merger Agreement

Proposed combination creates a $1.3 billion community bank headquartered in the Washington, D.C. region

BETHESDA, MD. On December 2, 2007, Eagle Bancorp Inc. (NASDAQ: EGBN), the parent company of EagleBank (“Eagle”), and Fidelity & Trust Financial Corporation, parent of Fidelity & Trust Bank (“Fidelity”) signed a definitive merger agreement uniting two of  the fastest growing community banks in the Washington D.C. region and two of the most respected leaders in the community banking industry. The transaction is subject to regulatory and shareholder approvals and the satisfaction of other conditions, as set forth in the merger agreement.

The combination is structured as a stock-for-stock exchange, under which Fidelity’s shareholders will receive 0.9202 shares of Eagle common stock for each share of Fidelity common stock owned, subject to possible reductions under certain circumstances set forth in the merger agreement. Based upon the closing stock price for Eagle Bancorp Inc. on November 30, 2007, the aggregate value of the transaction would be $48.8 million, or $11.51 per share of Fidelity common stock.  The value of the transaction at closing may be higher or lower, depending on whether there is any change in the exchange ratio, and the changes in the value of Eagle common stock. Following the completion of the merger, Fidelity & Trust’s shareholders will own approximately 28% of Eagle Bancorp’s outstanding common stock, assuming no change in the exchange ratio. As of September 30, 2007, Eagle Bancorp Inc. had $802 million in assets and Fidelity & Trust had $452 million in assets. We expect that the transaction will be accretive to Eagle Bancorp Inc. earnings in 2009. Two members of the Fidelity & Trust Financial Corporation Board will join the Eagle Bancorp Inc. Board and four of their directors will join the EagleBank Board.

In connection with the transaction, Fidelity & Trust Bank will be merged into EagleBank, with EagleBank being the surviving entity. EagleBank operates 6 offices in Montgomery County, Maryland and 3 offices in the District of Columbia. Fidelity & Trust Bank operates 6 locations, with 1 in Northern Virginia, 3 in Montgomery County, Maryland, and 2 in the District of Columbia.

Once the combination is consummated Ronald Paul will become Chairman of Eagle Bancorp, Inc., with Robert Pincus serving as Vice Chairman.  Mr. Paul will continue his duties as Chairman and Chief Executive Officer of EagleBank and Mr. Pincus will be Vice Chairman of EagleBank.  Ron Paul said, “We are thrilled about the proposed combination of EagleBank and Fidelity & Trust Bank. With Bob and the Fidelity & Trust team joining forces with EagleBank, this transaction unites two well run community banks in the Washington, D.C., metropolitan region. The two companies share the same culture and vision of providing local access to decision makers, of providing superior customer service, and an unwavering commitment to the local community.”  Paul added, “I know how important it is to be able to rely on your banker. Bob made me my first commercial real estate loan more than 25 years ago. He is an icon in the Washington, D.C. business community. With our respective companies coming together, we are extremely well positioned to become one of the leading community banks in the region.”

Robert Pincus, Chairman of Fidelity & Trust Bank said, “The combination of the two banks, with the outstanding human resource talent at each institution, will enable the combined company to strengthen its infrastructure. Moreover, by utilizing the best practices of each institution, we will continue providing the highest level of customer service to truly become one of the leading relationship banks in the region.”

Pincus added, “This is a win-win for the customers of both banks.  The beneficiaries will be the shareholders, employees, our customers, and the local community where both banks operate.  It’s going to be great to formally work with Ron. He is a leader in the business community in this area and someone with the highest integrity and core values. With Ron and I bringing our teams together, this is going to change the face of community banking in the Washington metropolitan area.”

Sandler O’Neill + Partners, L.P. served as financial advisor and Kennedy & Baris, LLP served as legal counsel to Eagle Bancorp, Inc.

Fidelity & Trust Financial Corporation was advised by Milestone Advisors, LLC. as financial advisor and Patton Boggs LLP as legal counsel.

About Eagle Bancorp, Inc.

Eagle Bancorp Inc., is the holding company for EagleBank which commenced operations in 1998. The bank is headquartered in Bethesda, Maryland, and conducts full service banking services through nine offices, located in Montgomery County, Maryland and Washington, D.C. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

About Fidelity & Trust Bank

Fidelity & Trust Bank was founded and opened in November 2003.  The Bank’s mission is to provide all of our customers with customized banking solutions and above all, outstanding customer service.

Forward looking Statements: This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the parties market, and their impact on the operations and assets of the parties, interest rates and interest rate policy, competitive factors, judgments about the ability of the parties to successfully consummate the merger and to integrate the operations of the two companies, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein.  Readers are cautioned against placing undue reliance on such forward-looking statements.  The company’s past results are not necessarily indicative of future performance.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

Eagle Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”).  The proxy statement/prospectus will be mailed to the shareholders of Eagle Bancorp and Fidelity & Trust Financial Corporation. Investors and security holders of Eagle Bancorp and Fidelity & Trust Financial Corporation are urged to read the proxy statement/prospectus, the documents incorporated by reference in the proxy statement/prospectus, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about Eagle Bancorp, Fidelity & Trust Financial Corporation and the Merger Agreement and the transactions contemplated by the Merger Agreement. Investors will be able to obtain these documents free of charge at the SEC’s web site (http://www.sec.gov).  In addition, documents filed with the SEC by Eagle Bancorp, Inc. will be available free of charge from Eagle Bancorp’s Investor Relations at 301/986-1800, or from Eagle Bancorp’s website at www.eaglebankmd.com.  The directors, executive officers, and certain other members of management and employees of Eagle Bancorp and its subsidiaries are participants in the solicitation of proxies in favor of the issuance of shares pursuant to the merger from the shareholders of Eagle Bancorp. Information about the directors and executive officers of Eagle Bancorp is set forth in Eagle Bancorp’s proxy statement for the 2007 annual meeting of shareholders filed with the SEC on March 30, 2007.

Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.”

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